UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-06357	13-2595091
(Commission File Number)	(I.R.S. Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

(425) 453-9400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2012, the Board of Directors (the “Board”) of Esterline Technologies Corporation (“Esterline”) increased the size of the Board from nine (9) to eleven (11) directors and elected Scott E. Kuechle and Henry W. (Jay) Winship to serve as directors of Esterline effective immediately. Mr. Kuechle was classified into the class of directors whose term expires at the 2013 annual stockholders meeting, and Mr. Winship was classified into the class of directors whose term expires at the 2014 annual stockholders meeting. In light of the foregoing classification, the Board nominated Mr. Kuechle, together with the other directors whose terms expire at the 2013 annual stockholders meeting, Paul V. Haack and R. Bradley Lawrence, for election as directors at Esterline’s 2013 annual stockholders meeting for a term expiring at the 2016 annual stockholders meeting. Mr. Winship also was appointed to the Compensation Committee and Strategy & Technology Committee of the Board. Consistent with its customary practice, the Board will consider and potentially make additional changes to the composition of Esterline’s Board Committees at its regular meeting following the 2013 annual stockholders meeting.

For their services as non-employee directors, Messrs. Kuechle and Winship will be entitled to receive the standard compensation for non-employee directors of Esterline. Esterline will also reimburse Messrs. Kuechle and Winship for out-of-pocket expenses incurred in connection with attendance or participation at meetings. The non-employee director compensation program is described in further detail in Esterline’s proxy statement for its 2012 Annual Meeting filed with the Securities and Exchange Commission on January 26, 2012.

Also on December 13, 2012, Esterline entered into a letter agreement (the “Letter Agreement”) with Relational Investors LLC (“Relational”) and certain affiliates of Relational, including Mr. Winship (collectively, the “Relational Group”), pursuant to which Mr. Winship was elected to the Board and appointed to the Compensation Committee and Strategy & Technology Committee of the Board. Pursuant to the terms of the Letter Agreement, the Board has the discretion to nominate Mr. Winship for election by Esterline’s stockholders at the 2014 annual stockholders meeting. During the term of the Letter Agreement, Relational and its affiliates will vote in favor of the election of each nominee to the Board that has been nominated by the Board and, with respect to other matters subject to a stockholder vote, either (i) abstain from voting its Voting Securities (as defined in the Letter Agreement) of Esterline, (ii) vote in favor of the matter or (iii) vote in accordance with the Board’s recommendation on the matter.

The Letter Agreement also contains customary standstill provisions, including, among others, that no member of the Relational Group will: (a) make, participate in or encourage a solicitation of proxies; (b) initiate, propose or otherwise solicit any stockholder proposals; (c) seek election or appointment to, or representation on, or nominate or propose the nomination of any candidate to, the Board (other than Mr. Winship), or seek the removal of any member of the Board; (d) act alone or in concert with others to control or influence or seek to control or influence the management, Board or policies of Esterline; (e) participate in, or take any action pursuant to, any “stockholder access” proposal; (f) own or seek to own more than 9.9% of the outstanding Voting Securities of Esterline; (g) make any public statement or public disclosure regarding any intent, purpose, plan or proposal relating to the Board, Esterline, its management, affairs or policies or any of Esterline’s securities or assets; or (h) seek, propose or make any statement with respect to any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets or other extraordinary transaction involving Esterline. The Letter Agreement will terminate on the earlier of (x) if Esterline does not nominate Mr. Winship for election as a director at the 2014 annual stockholders meeting, the 60th day prior to the last day of the advance notice period for the 2014 annual stockholders meeting and (y) the earlier of (A) the

45th day after the first day on which Mr. Winship is no longer a member of the Board and (B) the 60th day prior to the last day of the advance notice period for the 2017 annual stockholders meeting. In addition, Mr. Winship agreed to tender his resignation from the Board within five (5) business days of the Relational Group holding less than 2% of Esterline’s outstanding common stock or a breach of the Letter Agreement by a member of Relational Group, including Mr. Winship.

A copy of the Letter Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference. There was no arrangement or understanding between Mr. Kuechle and any other person pursuant to which he was elected to the director position.

A copy of the press release announcing the election of Messrs. Kuechle and Winship to the Board is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2012, the Board approved amendments to Esterline’s Amended and Restated Bylaws (“Bylaws”). These amendments include a new Section 2.9 that specifies the procedures by which stockholders will be required to present business to be considered at annual stockholders meetings beginning after Esterline’s 2013 annual stockholders meeting. In addition, Section 3.10 of the Bylaws was amended to provide that vacancies in the Board and newly created directorships resulting from increases in the size of the Board shall be filled by a majority of the remaining directors, and directors so chosen will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or in which the new directorship was created, and thereafter until their successors are elected and qualified. The Amended and Restated Bylaws of Esterline reflecting the foregoing amendments are filed with this report as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Esterline Technologies Company, effective December 13, 2012.

99.1	Letter Agreement, dated December 13, 2012, among Esterline Technologies Corporation, Relational Investors LLC and the other parties named in the Letter Agreement.

99.2	Press Release dated December 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2012	ESTERLINE TECHNOLOGIES CORPORATION

	By:	/s/ Marcia J. Mason
Marcia J. Mason
General Counsel and Vice President, Administration

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Esterline Technologies Company, effective December 13, 2012.

99.1	Letter Agreement, dated December 13, 2012, among Esterline Technologies Corporation, Relational Investors LLC and the other parties named in the Letter Agreement.

99.2	Press Release dated December 18, 2012